                                                                   Exhibit 21.1



                         Subsidiaries of Aearo Company I
                         -------------------------------


Name                                             Jurisdiction of Incorporation
----                                             -----------------------------
Cabot Safety Intermediate Corporation            Delaware
VH Industries, Inc.                              North Carolina
CSC FSC, Inc.                                    Virgin Islands
Aearo Canada Ltd.                                Canada
Aearo SRL                                        Italy
Aearo Proteccion Laboral SA                      Spain
Aearo SARL                                       France
Aearo LPE Holding SARL                           France
Aearo LPE                                        France
Aearo do Brasil Ltda.                            Brazil
Aearo Peltor AB                                  Sweden
Peltor Holding AB                                Sweden
Peltor AB                                        Sweden
Aearo Ltd.                                       United Kingdom
Peltor Ltd.                                      United Kingdom
Aearo GMBH                                       Germany
Peltor SARL                                      France
Peltor Forvaltnings AB                           Sweden
Peltor Communications A/S                        Norway
Peltor AG                                        Switzerland